UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way, Suite 130, Watertown, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On November 17, 2021, Eloxx Pharmaceuticals, Inc. (the “Company”) issued a press release announcing data from its Phase 2 Clinical Trials of ELX-02 in Class 1 Cystic Fibrosis Patients and will be holding a conference call to discuss these results.  A copy of the press release and a copy of the presentation materials to be discussed during the call are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated under this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

We are providing the following business update.

Recent Developments

On November 17, 2021 the Company announced topline results from the monotherapy arms of its Phase 2 clinical trial of ELX-02 in Class 1 cystic fibrosis (CF) patients with at least one G542X nonsense allele mutation. ELX-02 was well tolerated and achieved a statistically significant 5.4 mmol/L reduction in sweat chloride in patients at the 1.5 mg/kg/day dose. The intra-patient dose escalation stage of the trial has successfully identified 1.5 mg/kg/day as the dose for further development. Based on the statistically significant monotherapy results observed at the 1.5 mg/kg/day dose, planning for the advancement of ELX-02 into Phase 3 clinical development has started. The Company conducted the study in the United States and Israel under substantially similar protocols and the data reported reflects the results across both geographic regions.

The corporate update also included the following information:

/ 1 ELX - 02 Phase 2 design ClinicalTrials.gov Identifier: US Trial NCT04135495, EU/IL Trial NCT04126473 * From baseline to Day 7 of treatment periods 1 - 3, and Days 7 and 14 of treatment period 4 ELX - 02 Phase 2 CF trial designed to evaluate safety and sweat chloride reduction 0.3 mg/kg SC QD for 7 days Dose 1 0.75 mg/kg SC QD for 7 days Dose 2 1.5 mg/kg SC QD for 7 days Dose 3 Up to 3 mg/kg SC QD for 14 days Dose 4 Population • Up to 24 CF patients with a G542X mutation on one or both alleles Primary outcome measures • Safety, tolerability , and pharmacokinetics Key Secondary outcome measures • Change from baseline in sweat chloride concentration* • Change from baseline in percent predicted forced expiratory volume (ppFEV1)* Locations • Europe, Israel, USA, Canada and Australia

/ 2 No ELX - 02 related serious adverse events seen ELX - 02 safety summary Injection site reactions were the most common finding across the patients – Mild erythema or redness – Mild - moderate Injection pain Drug related discontinuations – Tinnitus (mild - moderate) 1 patient at 0.3 mg/kg • Occurred in patient with pre - existing tinnitus after exposure to loud music • Reported after first dose and resolved during follow - up • Case was reviewed by Audiology and SRC – did not have a safety concern – Injection site reaction in 3 patients • 1 at 0.75 mg/kg • 2 at the highest dose level of up to 3 mg/kg Ivacaftor combination amendment is approved in all participating countries with no significant safety concerns

/ 3 * CLSI. Sweat Testing: Third Edition. CLSI document C34 - A3. Wayne, PA: Clinical and Laboratory Standards Institute ; 2009 ** Am J Respir Crit Care Med Jun 3 2016 Sweat chloride secondary endpoint analysis performed using standard criteria Key statistical assessment to ensure appropriate baseline values Sweat chloride levels collected on both arms* • Values with difference >15 mmol/L excluded Average baseline calculated: • Sweat chloride collected on screening and prior to drug administration • Values with difference > 15 mmol/L between values excluded** • Baseline based on the average of the above two values Sweat chloride collected at the end of each treatment period Drug response evaluated based on difference between end of the treatment period to the average baseline for each patient

/ 4 Activity in Phase 2 of ELX - 02 treated Class 1 CF patients † p value did not reach significance * p value one - sided t - test =0.022 non - parametric =0.026 ** Results for patients receiving variable doses up to 3.0 mg/kg were not significant. Moreover, inconsistent dosing (as seen in pharmacokinetic results) and fewer completers among patients at these variable dose levels limited the interpretability of the related data and the ability to draw meaningful conclusions. B ase d on these findings, Eloxx does not plan to continue evaluation of doses above 1.5mg/kg and up to a 3.0 mg/kg. CF patients receiving 1.5mg/kg/day had statistically significant sweat chloride reduction of 5.4mmol/L after 1 week -14 -12 -10 -8 -6 -4 -2 0 2 4 6 8 - 5.4 ELX - 02 (0.75 mg/kg) ELX - 02 (0.3 mg/kg) ELX - 02 (1.5 mg/kg) - 0.2 † 1.3 † n=20 n =17 † n=12 Mean sweat chloride changes in Hom and Het G542X CF patients on 1 week treatment with ELX - 02 (mmol/L)* p value=0.022* Plan to advance to Phase 3 • Biologic signal detected at 1.5 mg/kg/day dose** despite short duration and small sample size. Suggests likely improvement in FEV1 after longer treatment duration • Trend towards dose response

/ 5 Post - hoc subset analysis of sweat chloride change in 1.5mg/kg/day completers Stronger evidence of dose response in subset analysis of 1.5mg/kg dose completers -14 -12 -10 -8 -6 -4 -2 0 2 4 6 8 0.8 † - 2.6 † ELX - 02 (0.3 mg/kg) ELX - 02 (0.75 mg/kg) - 5.4 ELX - 02 (1.5 mg/kg) Sweat chloride changes (mmol/L) in Hom and Het G542X CF patients on 1 week treatment with ELX - 02 at 1.5mg/kg dose (n=12) p value = 0.022* † p value did not reach significance * p value one - sided t - test =0.022 non - parametric =0.026

Forward-looking Statements

This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of present and historical facts contained in this current report, including without limitation, statements regarding the expected timing of trials and results from clinical studies of our product candidates and the potential of our product candidate to treat nonsense mutations are forward-looking statements. Forward-looking statements can be identified by the words “aim,” “may,” “will,” “would,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements are based on management's current plans, estimates, assumptions and projections based on information currently available to us. Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and actual results or outcomes may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our ability to progress any product candidates in preclinical or clinical trials; the uncertainty of clinical trial results and the fact that positive results from preclinical studies are not always indicative of positive clinical results; the scope, rate and progress of our preclinical studies and clinical trials and other research and development activities; the competition for patient enrollment from drug candidates in development; the impact of the global COVID-19 pandemic on our clinical trials, operations, vendors, suppliers, and employees; our ability to obtain the capital necessary to fund our operations; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; our ability to obtain financial in the future through product licensing, public or private equity or debt financing or otherwise; general business conditions, regulatory environment, competition and market for our products; and business ability and judgment of personnel, and the availability of qualified personnel and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as any such factors may be updated from time to time in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the “Financials & Filings” page of our website at https://investors.eloxxpharma.com/financial-information/sec-filings.

All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Eloxx Pharmaceuticals, Inc. Press Release, November 17, 2021

99.2	Eloxx Pharmaceuticals, Inc. Presentation, November 17, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2021	ELOXX PHARMACEUTICALS, INC.

	By:	/s/ Sumit Aggarwal
	Name:	Sumit Aggarwal
	Title:	President and Chief Executive Officer